Exhibit 10.44

OMNIBUS AMENDMENT TO LOAN DOCUMENTS

THIS OMNIBUS AMENDMENT TO LOAN DOCUMENTS (“Agreement”) is made effective as of this 12th day of February 2014, by and between Birner Dental Management Services, Inc., a Colorado corporation, as Borrower, and Compass Bank, as Lender.

RECITALS:

A.                 WHEREAS, pursuant to the Credit Agreement, dated as of September 13, 2013, between Borrower and Lender (as may be amended or modified from time to time, including amendments and restatements thereof in its entirety, being hereinafter referred to as the “Credit Agreement”), Lender extended credit to Borrower on a revolving basis in the maximum original principal amount of not more than Twelve Million and 00/100 Dollars ($12,000,000) (“Revolving Loan”).

B.                  WHEREAS, Lender and Borrower now desire to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.                    Accuracy of Recitals.  Borrower hereby acknowledges the accuracy of the Recitals stated above.

2.                   Definitions.  Except as expressly defined herein, all defined terms used herein shall have the same meaning ascribed to them in the Credit Agreement.

3.                   Credit Agreement Amendment.  The following provisions of the Credit Agreement are amended as follows:

a.            The defined term “LIBOR Rate” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

 “LIBOR Rate” is the London Interbank Offered Rate, as determined by the ICE Benchmark Administration (or any successor or replacement therefore) for the applicable Reference Period as obtained by Lender from Reuter’s, Bloomberg or another commercially reliable source, two (2) days before the beginning of each Interest Period (or in the event no such rate is stated on that date, the rate stated on the day most immediately preceding the date of determination on which a rate was stated), as adjusted from time to time in Lender’s sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If more than one rate is stated by the source Lender uses to obtain the applicable rate for the applicable Reference Period, the applicable rate shall be the arithmetic mean of all stated rates for that Reference Period. Each “Interest Period” shall be a period equal to the duration of the Reference Period; provided, however, if the last day of an Interest Period would not fall on a Business Day, then the Interest Period will end on the next following Business Day. The initial Interest Period shall commence on the date of the Note, and each succeeding Interest Period shall commence on the day immediately following the expiration of the preceding Interest Period. The “Reference Period” shall be thirty (30) days.

b.            Section 7.6(a) of the Credit Agreement is hereby amended and restated as follows:

 Debt to EBITDA Ratio.  As tested on a semi-annual basis, Borrower shall maintain, on a consolidated basis, a Debt to EBITDA Ratio of not more than:  (i) 2.15:1.00 for the period commencing on January 1, 2014 and ending December 31, 2014; (ii) 2.05:1.00 for the period commencing on January 1, 2015 and ending December 31, 2015; and (iii) 2.00:1.00 for the period commencing on January 1, 2016 and thereafter. The Debt to EBITDA Ratio shall be calculated by Borrower on the last day of the end of each semi-annual period, and shall be delivered to Lender within ninety (90) days after last day of each semi-annual period.

c.            Section 7.6(b) of the Credit Agreement is hereby amended and restated as follows:

 Fixed Charge Coverage Ratio.  As tested on a semi-annual basis, Borrower shall maintain, on a consolidated basis, a Fixed Charge Coverage Ratio of not less than 1.25:1.00.  The Fixed Charge Coverage Ratio shall be calculated by Borrower on the last day of the end of each semi-annual period, and shall be delivered to Lender within ninety (90) days after last day of each semi-annual period.

d.            Lender’s attorneys’ notice address in Section 10.7 of the Credit Agreement is hereby amended and restated as follows:

Markus Williams Young & Zimmermann LLC
Attention: Edward J. Adkins, Esq.
1700 Lincoln Street, Suite 4550
Denver, Colorado  80203

4.                  Ratification of Loan Documents.  Borrower hereby ratifies, affirms and acknowledges that all the Loan Documents remain unmodified and continue in full force and effect except as specifically modified herein and are hereby ratified and confirmed by Borrower, including, without limitation, the indemnification set forth in Section 10.14 of the Credit Agreement.   It is expressly understood and agreed that this Agreement shall in no manner alter or affect (except as expressly provided therein), extinguish or impair any rights and remedies of Lender under the other Loan Documents.  Any property or rights to, or interest in, property granted as security in the Loan Documents shall remain as security for the Revolving Loan and the obligations of Borrower in the Loan Documents.

5.                   Amendments to Loan Documents.  All references to the Credit Agreement in the Loan Documents shall be amended to refer to the Credit Agreement as amended by this Agreement.

6.                   Borrower’s Representations and Warranties.  Borrower represents and warrants to Lender:

a.            Except as disclosed in writing by Borrower to Lender, as of the date hereof, there are no Defaults or Events of Default under any of the Loan Documents, nor any event, that, with the giving of notice or the passage of time or both, would be a Default or an Event of Default under the Loan Documents.

b.            Except as disclosed in writing by Borrower to Lender, as of the date hereof, each and all representations and warranties of Borrower in the Loan Documents are restated and reaffirmed and are accurate on the date hereof to the same extent as though made as of the date of this Agreement, except to the extent such representations and warranties specifically relate to an earlier date.

c.            Borrower has no claims, counterclaims, defenses, or set-offs against Lender with respect to the Revolving Loans or the Loan Documents.

d.           The Loan Documents are the legal, valid and binding obligation of Borrower and enforceable against Borrower in accordance with their terms.

e.            Borrower validly exists under the laws of the state of its organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein.

f.            The execution and delivery of this Agreement and the performance of the Loan Documents, as modified herein, have been duly authorized by all requisite action by and on behalf of Borrower.

7.                   Covenants.  Borrower hereby covenants with Lender as follows:

a.            Borrower shall execute and deliver and provide to Lender such additional agreements, documents or instruments as reasonably required by Lender to effectuate the intent of this Agreement.

b.            Contemporaneously with the execution and delivery of this Agreement, Borrower shall pay to Lender all of the internal and external costs and expenses incurred by Lender in connection with this Agreement including, without limitation, legal expenses and reasonable attorneys’ fees, Uniform Commercial Code and other public record searches, lien filings, Federal Express or similar express or messenger delivery costs.

8.                  General Release Language.  Borrower, for itself, its successors and assigns, does hereby completely and unconditionally fully, finally, and forever release and discharge Lender, each affiliate of Lender, and each of their respective officers, directors, employees, agents, attorneys and shareholders, as well as their successors and assigns, from and against any and all claims, demands, actions, causes of action, costs, expenses, damages or liabilities of whatever kind or nature, direct, indirect, third-party or derivative, known or unknown, absolute or contingent, which are based directly or indirectly upon facts, events, transactions or occurrences existing as of the date of this Agreement relating, in any manner whatsoever, to this Agreement and the Loan Documents

9.                   Integration.  The Loan Documents, as modified herein, contain a complete understanding of the agreement between Borrower and Lender with respect to the Loan Documents and supersedes all prior representations, warranties, agreements, arrangements, understandings and negotiations.  No provision of the Loan Documents, as modified herein, may be changed, discharged, supplemented, terminated or waived except in a writing signed by all parties.

10.                 Execution and Delivery of Agreement by Lender.  Lender shall not be bound by this Agreement until Lender has executed and delivered this Agreement.

11.               No Release.  Borrower specifically acknowledges and agrees that nothing contained in this Agreement shall be understood or construed to be a satisfaction or release in whole or in part of any of Borrower’s Obligations evidenced by the Loan Documents.

12.                Counterpart Execution.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.  Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to form one physical document.

13.                Binding Effect.  This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their successors and assigns.

14.                Savings Clause.  If any provision of this Agreement is held to be invalid, void or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein, as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.  In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions shall continue in full force and effect, without being impaired or invalidated in any way.

15.                Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

16.                Lender’s Non-Waiver.  Lender’s failure to insist upon strict performance of any terms of the Loan Documents shall not be deemed to be a waiver of any terms of the Loan Documents.

17.                 Miscellaneous.  Time is of the essence for the payment and performance of all of the obligations and duties contained in this Agreement.  This Agreement contains the entire agreement among the parties with respect to the subject matter covered herein, and supercedes all prior agreements (oral or written), negotiations and discussions among the parties relating thereto.  Lender’s consent to this Agreement shall not be construed as consent by Lender to any future modification of the Loan Documents.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment to Loan Documents to be duly executed by their respective authorized officers as of the day and year first above written.

“BORROWER”

BIRNER DENTAL MANAGEMENT SERVICES, INC.
a Colorado corporation

By:	/s/ Dennis N. Genty
Name:	Dennis N. Genty
Title:	Chief Financial Officer

“LENDER”

COMPASS BANK

By:	/s/ Douglas A. Kimes
Name:	Douglas A. Kimes
Title:	Senior Vice President – Healthcare Banking

[Signature Page to Omnibus Amendment to Loan Documents]